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                                        Exhibit 5.1


                         April 22, 1997



PG&E Corporation
77 Beale Street
San Francisco, CA 94177

                    Re:  PG&E Corporation -- Registration
                         Statement on Form S-3


Ladies and Gentlemen:

          At your request, I, General Counsel for PG&E
Corporation, a California corporation (the "Company"), am rendering this opinion in connection with the above-referenced Registration Statement (the "Registration Statement") relating to shares of common stock (the "Common Stock"), of the Company previously issued to the former stockholders of Teco Pipeline Company.

          I, or members of Pacific Gas and Electric Company's Law Department acting under my direction and under my supervision, have examined instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion herein after expressed. In such examination, I have assumed the following:
(a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

          Based on such examination, I am of the opinion that the shares of Common Stock to be sold pursuant to the Registration
Statement will be validly authorized, legally issued, fully paid and nonassessable.

          I express no opinion as to matters of law in jurisdictions other than the State of California and federal law of the United States.

          I hereby consent to the filing of this opinion as to an exhibit to this Registration Statement and to the use of my name wherever it appears in said Registration Statement. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,



                              BRUCE R. WORTHINGTON
                              --------------------
                              BRUCE R. WORTHINGTON